                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        Transkaryotic Therapies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         TRANSKARYOTIC THERAPIES, INC.
                               195 ALBANY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 349-0200

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 10, 1999

                             ---------------------

    The Annual Meeting of Stockholders of Transkaryotic Therapies, Inc. (the "Company") will be held at The Harvard Club, 374 Commonwealth Avenue, Boston, Massachusetts on Thursday, June 10, 1999 at 10:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

    1. To elect five directors to serve until the 2000 Annual Meeting of Stockholders.

    2. To approve (i) the continuance of the Company's 1993 Long-Term Incentive Plan, as amended (the "1993 Plan"), and (ii) the amendment and restatement of the 1993 Plan increasing the number of shares of Common Stock of the Company by 2,000,000 shares (from 2,250,000 to 4,250,000 shares authorized for issuance under such plan) and making certain other technical amendments to the 1993 Plan.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors presently has no knowledge of any other business to be transacted at the meeting.

    Stockholders of record at the close of business on April 21, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock record books of the Company will remain open.

                                          By Order of the Board of Directors,

                                          Daniel E. Geffken, SECRETARY

Cambridge, Massachusetts
April 22, 1999

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                         TRANSKARYOTIC THERAPIES, INC.
                               195 ALBANY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 10, 1999

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Transkaryotic Therapies, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on June 10, 1999 (the "Annual Meeting") and at any adjournment of the Annual Meeting. All shares of common stock will be voted in accordance with the stockholders' instructions. If no choice is specified, proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

    THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1998 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 27, 1999. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (OTHER THAN EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF CORPORATE COMMUNICATIONS, 195 ALBANY STREET, CAMBRIDGE, MASSACHUSETTS 02139.

VOTING SECURITIES AND VOTES REQUIRED

    On April 21, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 19,190,253 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Stockholders are entitled to one vote per share.

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered as present for purposes of determining whether a quorum is present.

    The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and voting at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the meeting is required for the approval of the amendment and restatement of the 1993 Long-Term Incentive Plan.

    Shares that abstain from voting as to a particular matter and shares held in "street name" by brokers of nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of January 31, 1999, regarding the ownership of the Company's Common Stock by (i) each person known by the Company to own more than 5% of the outstanding shares of Common Stock,
(ii) each of the directors of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group.

                                                                                PERCENTAGE
                                                          SHARES OF                 OF
                                                        COMMON STOCK              COMMON
                                                        BENEFICIALLY               STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED(1)              OUTSTANDING(2)
--------------------------------------------------  ---------------------       -----------
Warburg, Pincus Capital Company, L.P. ............      4,349,152(3)                 22.7%
  c/o E. M. Warburg, Pincus & Co. LLC
  466 Lexington Avenue, 10th Floor
  New York, NY 10017-3147
Biotech Target S.A. ..............................      2,811,500(4)                 14.7%
  c/o BB Biotech AG
  Vordergasse 3
  8200 Schaffhausen
  CH/Switzerland
Hoechst Marion Roussel, Inc. .....................      2,187,408(5)                 11.4%
  9300 Ward Parkway
  Kansas City, MO 64114-1405
Putnam Investments, Inc. .........................      2,170,372(6)                 11.3%
  One Post Office Square
  Boston, MA 02109
Christoph M. Adams, Ph.D. ........................         46,904(7)                    *
Daniel E. Geffken.................................         53,333(8)                    *
Kurt C. Gunter, M.D. .............................         35,861(9)                    *
William R. Miller.................................         38,928(10)                   *
Rodman W. Moorhead, III...........................      4,366,152(11)                22.8%
  c/o E. M. Warburg, Pincus & Co. LLC
  466 Lexington Avenue, 10th Floor
  New York, NY 10017-3147
Richard F Selden, M.D., Ph.D. ....................        758,494(12)                 3.9%
James E. Thomas...................................      4,351,652(11)                22.7%
  c/o E. M. Warburg, Pincus & Co. LLC
  466 Lexington Avenue, 10th Floor
  New York, NY 10017-3147
Douglas A. Treco, Ph.D. ..........................        254,261(13)                 1.3%
Peter Wirth.......................................         10,000(14)                   *
All directors and executive officers as a group (9
  individuals)....................................      5,565,933(11)(15)            28.6%

------------------------

* Percentage is less than 1% of the total number of outstanding shares of Common Stock of the Company.

(1) The number of shares beneficially owned by each person is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has the sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days of January 31, 1999 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2) The number of shares deemed outstanding with respect to a named person or entity includes 19,135,993 shares outstanding as of January 31, 1999, plus any shares subject to issuance upon exercise of options held by the person or entity in question that were exercisable on or exercisable within 60 days after January 31, 1999.

(3) The sole general partner of Warburg, Pincus Capital Company, L.P. ("WPCC" or "Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages WPCC. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP, as the sole general partner of WPCC, has a 20% interest in the profits of WPCC. Rodman W. Moorhead, III, and James E. Thomas, directors of the Company, are Managing Directors and members of EMW LLC and are general partners of WP. As such, Messrs. Moorhead and Thomas may be deemed to have an indirect pecuniary interest, within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in an indeterminate portion of the shares beneficially owned by WPCC and WP. The information presented herein is as reported in, and based in part upon, a
    Schedule 13G filed with the SEC by WPCC, WP and EMW LLC on February 12, 1998. Each of WPCC, WP and EMW LLC reported beneficial ownership of and sole voting and dispositive power with respect to all of the shares listed as beneficially owned. These stockholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act.

(4) The information presented herein is as reported in, and based in part upon, a Schedule 13G/A filed with the SEC on August 28, 1998 by Biotech Target S.A., a Panamanian corporation ("Biotech Target"), and BB Biotech AG, a Swiss corporation ("BB Biotech"). Biotech Target is a wholly owned subsidiary of BB Biotech. Each of Biotech Target and BB Biotech reported beneficial ownership of and shared voting and dispositive power with respect to all of the shares listed as beneficially owned. These stockholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act.

(5) The information presented herein is as reported in, and based in part upon, a Schedule 13D/A filed with the SEC on April 1, 1998 by Hoechst Marion Roussel, Inc., a Delaware corporation ("HMRI"), and HMR Pharma, Inc., a Delaware corporation ("HMR Pharma"). HMR Pharma, a wholly owned subsidiary of Hoechst Aktiengesellschaft, a German corporation, beneficially owns 98.2% of the outstanding common stock of HMRI. HMRI reported beneficial ownership of and sole voting and dispositive power with respect to all of the shares listed as beneficially owned. HMR Pharma disclaims beneficial ownership of all such shares within the meaning of Rule 13d-3 under the Exchange Act. These stockholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act.

(6) The information presented herein is as reported in, and based solely upon, a
    Schedule 13G/A filed with the SEC on February 11, 1999 by Marsh & McLennan Companies, a Delaware corporation ("M&MC"), Putnam Investments, Inc., a Massachusetts corporation ("PI"), Putnam Investment Management, Inc., a Massachusetts corporation ("PIM") and The Putnam Advisory Company, Inc., a Massachusetts corporation ("PAC"). PI, which is a wholly-owned subsidiary of M&MC, wholly owns PIM and PAC, each a registered investment adviser. PIM is the investment adviser to the Putnam family of mutual funds, in which capacity it has shared dispositive power with respect to 2,170,372 shares of Common Stock. PAC is the investment adviser to PI's institutional clients, in which capacity it has shared dispositive power with respect to 97,700 shares of Common Stock and shared voting power with respect to 38,200 shares of Common Stock. PI and M&MC disclaim beneficial ownership of all of the shares listed as beneficially owned.

(7) Consists of 46,904 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan.

(8) Consists of 53,333 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan.

(9) Includes 35,761 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan.

(10) Includes 10,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan.

(11) The shares indicated as owned by Messrs. Moorhead and Thomas include 4,349,152 shares owned directly by WPCC and are included herein because of the affiliation of Messrs. Moorhead and Thomas with WPCC. Messrs. Moorhead and Thomas disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act. See Note (3) above.

(12) Includes 122,618 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan.

(13) Includes 57,857 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan.

(14) Consists of 10,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan.

(15) Includes 336,473 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan.

                             ELECTION OF DIRECTORS

    Directors are to be elected at the Annual Meeting. The Board of Directors has fixed the number of directors at five for the coming year. The Company's By-laws provide that the directors of the Company will be elected at each annual meeting of the Company's stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

    At each annual meeting of the Company's stockholders at which directors are to be elected, the Company has agreed to nominate, recommend the election by the Company's stockholders and use its best efforts to effect the election to the Board of Directors of the Company of (i) two individuals designated by Warburg, so long as Warburg beneficially owns at least 20% of the outstanding Common Stock of the Company and (ii) one individual designated by Warburg, so long as Warburg beneficially owns at least

10%, but less than 20%, of the outstanding Common Stock of the Company. The two individuals designated by Warburg for election to the Board of Directors of this Annual Meeting are Messrs. Moorhead and Thomas.

    The Board of Directors recommends that the nominees named below be elected directors of the Company. The persons named in the enclosed proxy (Richard F Selden and James E. Thomas) will vote to elect the five nominees named below as Directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each nominee is presently serving as a director and has consented to being named in this Proxy Statement and to serve if elected. If for any reason any nominee should become unavailable for election prior to the Annual Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable.

    Set forth below are the name, age and length of service as a director for each member of the Board of Directors and the positions and offices held by him, his principal occupation and business experience during the past five years and the names of other publicly-held companies of which he serves as a director. Information with respect to the number of shares of Common Stock beneficially owned by each director, as of January 31, 1999, appears under "Security Ownership of Certain Beneficial Owners and Management."

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

    WILLIAM R. MILLER, age 70, has served as a Director since September 1991. In January 1991, he retired as Vice Chairman of the Board of Directors of Bristol-Myers Squibb Company, which position he had held since 1985. Mr. Miller is the Chairman of the Board of Directors of SIBIA Neurosciences, Inc. and Vion Pharmaceuticals, Inc., a director of ImClone Systems, Inc., ISIS Pharmaceuticals, Inc., Westvaco Corporation and Xomed Surgical Products, Inc., and serves as Chairman of the Board of Directors of Cold Spring Harbor Laboratory.

    RODMAN W. MOORHEAD, III, age 55, has served as Chairman of the Board of Directors since May 1992. Since 1973, he has been with E.M. Warburg, Pincus & Co. LLC, a specialized financial services firm, where he currently serves as a Senior Managing Director. He is also a director of Coventry Corporation, ElderTrust, NeXstar Inc. and Xomed Surgical Products, Inc.

    RICHARD F SELDEN, M.D., PH.D., age 40, is the founder of the Company. He has served as Chief Scientific Officer, Chairman of the Scientific Advisory Board and a Director since the Company's inception in 1988 and as President and Chief Executive Officer since June 1994. Prior to founding the Company, Dr. Selden was an Instructor in Pediatrics at Harvard Medical School. He received an A.B. in Biology from Harvard College, an A.M. in Biology from the Harvard University Graduate School of Arts and Sciences, a Ph.D. in Genetics from the Division of Medical Sciences at Harvard Medical School and an M.D. from Harvard Medical School.

    JAMES E. THOMAS, age 38, has served as a Director of the Company since May 1992. Mr. Thomas has served as a Managing Director of E.M. Warburg, Pincus & Co. LLC since January 1994, and prior to that served as Vice President from 1991 to 1994 and Associate from 1989 to 1991. Mr. Thomas is also a director of Celtrix Pharmaceuticals, Inc., Menley & James Laboratories, Inc. and Xomed Surgical Products, Inc.

    PETER WIRTH, age 48, has served as a Director since February 1997. Mr. Wirth has served as Executive Vice President and Chief Legal Officer of Genzyme Corporation since October 1996. From January 1996 to October 1996, Mr. Wirth served as Senior Vice President and General Counsel of Genzyme. Mr. Wirth was a partner of Palmer & Dodge LLP, a Boston, Massachusetts law firm, from 1982 through October 1996. Mr. Wirth remains Of Counsel to Palmer & Dodge LLP.

               THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF
                       THE FIVE NOMINEES DESCRIBED ABOVE.

BOARD AND COMMITTEE MEETINGS

    The Company has a standing Audit Committee of the Board of Directors, which reviews the results and scope of the audit and other services provided by the Company's independent public auditors. The Audit Committee met one time during fiscal 1998 to review the effectiveness of the Company's public auditors during the fiscal 1997 audit, to review the adequacy of the fiscal 1997 financial statement disclosures, to review the 1998 audit plan, to discuss the Company's internal control policies and procedures and to consider and recommend the selection of the Company's independent public auditors. The members of the Audit Committee are Messrs. Miller and Thomas.

    The Company also has a standing Compensation Committee of the Board of Directors, which makes recommendations concerning salaries of each employee of the Company entitled to a salary in excess of $150,000 and which exercises the authority of the Board with respect to all incentive or stock option plans or arrangements established by the Company, including the grant of stock options and the issuance of restricted shares to employees. The Compensation Committee is also responsible for establishing and modifying the compensation of all corporate officers of the Company (including compensation pursuant to stock options and other employee benefit plans and arrangements), adoption and amendment of all stock option and other employee benefit plans and arrangements and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. The Compensation Committee met one time during fiscal 1998. The members of the Compensation Committee are Messrs. Miller and Moorhead. See "Report of the Compensation Committee."

    The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

    The Board of Directors held four meetings during fiscal 1998. Each director attended 100% of the meetings of the Board of Directors and all committees of the Board on which he served during 1998.

DIRECTORS' COMPENSATION

    In general, the Company does not compensate directors for service as directors but reimburses them for expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. Mr. Miller is paid $1,000 for attendance at each meeting of the Board, other than telephonic meetings. For the fiscal year ended December 31, 1998, Mr. Miller earned $4,000 in director's fees. Pursuant to the terms of an agreement with the Company, Mr. Wirth received $50,000 for consulting services rendered to the Company during the fiscal year ended December 31, 1998.

    Directors who are not employees of the Company ("Non-employee Directors") are entitled to participate in the Company's 1993 Non-employee Directors' Stock Option Plan (the "1993 Directors' Plan") which is administered by the Compensation Committee of the Board of Directors. The 1993 Directors' Plan provides for an automatic option grant on the first business day immediately following each annual meeting of stockholders to each director who (i) is not an employee of the Company or of any subsidiary, affiliate or five or more percent stockholder of the Company and (ii) does not own or hold any Common Stock which was purchased prior to the approval of the 1993 Directors' Plan and which remains, at the time the director is being considered for eligibility for any specific grant under the 1993 Directors' Plan, subject to substantial risk of forfeiture under an agreement entered into with the Company. Any director who becomes such an employee shall cease to be eligible for any further option grants under the 1993 Directors' Plan while such an employee, but shall not, by reason of becoming such an employee, cease to be eligible to retain options previously granted under the 1993 Directors' Plan. The annual option grant under the 1993 Directors' Plan is to purchase 6,750 shares of Common Stock at an exercise price per share equal to the fair market value on the date of grant.

    As of January 31, 1999, no awards had been made under the 1993 Directors' Plan. Currently, Messrs. Miller and Wirth are eligible to receive option grants under the 1993 Directors' Plan. However, in lieu of option grants under the 1993 Directors' Plan, Mr. Miller was granted options under the Company's 1993 Long-Term Incentive Plan. In addition, in lieu of an option grant under the 1993 Directors' Plan, Mr. Wirth is compensated as a consultant to the Company.

CERTAIN TRANSACTIONS

    In May 1991, Richard F Selden, the President and Chief Executive Officer of the Company, borrowed $125,000 from the Company pursuant to a promissory note (the "Note"). As amended in June 1993, interest accrues on the outstanding principal balance at a rate equal to one percent above the average yield for one-year United States Treasury Bills (approximately 5.52% during the year ended December 31, 1998) and is due and payable in arrears. The Board of Directors has deferred the payment of outstanding principal and interest accrued thereon since 1992. At December 31, 1998 and March 31, 1999, the outstanding principal balance and interest accrued thereon was $152,502 and $153,982, respectively. Dr. Selden has pledged 2,500 shares of the Company's Common Stock to the Company to secure his obligations under the Note.

    The Company is a party to license agreements with HMRI, whereby HMRI was granted exclusive rights to make, use and sell, worldwide, two therapeutic products produced under patent rights and technologies owned by the Company (the "License Agreements"). The License Agreements provide for fees and milestone payments to be paid by HMRI to the Company. During the fiscal year ended December 31, 1998, HMRI paid $3,325,000 to the Company under the License Agreements.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The table below sets forth certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose salary and bonus for the fiscal year ended December 31, 1998 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                        ANNUAL COMPENSATION                           AWARDS
                                             -----------------------------------------      ---------------------------
                                                                                            RESTRICTED
                                                                          OTHER ANNUAL        STOCK        SECURITIES
                                                                          COMPENSATION        AWARDS       UNDERLYING
NAME AND PRINCIPAL POSITION           YEAR   SALARY($)      BONUS($)(1)      ($)(2)           ($)(3)      OPTION(#)(4)
-----------------------------------  ------  ---------      -----------   ------------      ----------   --------------
Richard F Selden, M.D., Ph.D. .....    1998  $275,000        $100,000       $ 48,093(6)         --            25,000
  President and Chief                  1997   240,000         135,000             --            --            50,000
  Executive Officer                    1996   210,000         100,000             --            --           128,571

Douglas A. Treco, Ph.D. ...........    1998   220,000          40,000             --            --            15,000
  Senior Vice President,               1997   175,000          60,000             --            --            40,000
  Research and Development             1996   152,000          30,000             --            --            25,714

Christoph M. Adams, Ph.D. .........    1998   168,000          30,000             --            --            10,000
  Vice President, Business             1997   160,000          15,000             --            --             5,000
  Development                          1996   152,000           6,000             --            --             6,429

Daniel E. Geffken..................    1998   190,000          25,000             --            --            10,000
  Vice President, Finance and          1997   146,244(7)       50,000             --            --           120,000
  Chief Financial Officer

Kurt C. Gunter, M.D. ..............    1998   165,000          30,000             --            --            10,000
  Vice President, Clinical and         1997   150,000          40,000         36,281(8)         --            20,000
  Regulatory Affairs                   1996    63,654(9)       35,000        115,686(8)         --            64,286



                                      ALL OTHER
                                     COMPENSATION
NAME AND PRINCIPAL POSITION             ($)(5)
-----------------------------------  ------------
Richard F Selden, M.D., Ph.D. .....    $ 5,346
  President and Chief                    4,945
  Executive Officer                      3,945
Douglas A. Treco, Ph.D. ...........      5,346
  Senior Vice President,                 3,810
  Research and Development               3,945
Christoph M. Adams, Ph.D. .........      5,346
  Vice President, Business               5,096
  Development                            4,096
Daniel E. Geffken..................      5,346
  Vice President, Finance and            3,274
  Chief Financial Officer
Kurt C. Gunter, M.D. ..............      4,746
  Vice President, Clinical and           4,533
  Regulatory Affairs                    15,173

------------------------

(1) Bonuses indicated as earned in any fiscal year were generally paid early in the following fiscal year.

(2) In accordance with the rules of the SEC, Other Annual Compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the executive officer for the fiscal year indicated.

(3) No shares of restricted stock were awarded in the years ended December 31, 1998, 1997 and 1996. As of December 31, 1998, Dr. Treco held an aggregate of 5,786 shares of unvested restricted stock valued at $146,820. The value of the restricted stock held by Dr. Treco at December 31, 1998 was determined by multiplying the last reported sales price of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1998 ($25.375) by the number of shares held and subtracting the aggregate purchase price paid by Dr. Treco for such shares. No dividends were paid in 1998, 1997 or 1996 on the outstanding shares of restricted stock.

(4) Option grants reflect elements of compensation earned during the fiscal year indicated. However, in certain instances, such options were not granted until the beginning of the next fiscal year.

(5) All Other Compensation in 1998 includes the following: (a) the Company's contributions under the Company's 401(k) Plan in the amount of $5,000 for Drs. Selden, Treco, Adams and Mr. Geffken and $4,400 for Dr. Gunter; and (b) the taxable portion of group term life insurance premiums paid by the Company for each named executive of $346.

(6) Includes $14,927 for the payment of certain travel related expenses and also includes amounts for the payment of insurance premiums and certain financial planning services for Dr. Selden and the reimbursement of the related tax liability for such expenses.

(7) Mr. Geffken commenced employment with the Company in February 1997.

(8) Consists of $19,229 and $61,314, in 1997 and 1996, respectively, for relocation expenses paid to Dr. Gunter and $17,052 and $54,372, in 1997 and 1996, respectively, for reimbursement of the related tax liability for such relocation expenses.

(9) Dr. Gunter commenced employment with the Company in July 1996.

    OPTION GRANT TABLE. The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1998 by the Company to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                     --------------------------------------------------------
                                                                                                 POTENTIAL REALIZABLE
                                                     PERCENT OF                                         VALUE
                                      NUMBER OF         TOTAL                                  AT ASSUMED ANNUAL RATES
                                     SECURITIES        OPTIONS                                      OF STOCK PRICE
                                     UNDERLYING      GRANTED TO       EXERCISE                       APPRECIATION
                                       OPTIONS        EMPLOYEES        OR BASE                    FOR OPTION TERM(1)
                                       GRANTED        IN FISCAL         PRICE     EXPIRATION   ------------------------
NAME                                     (#)           YEAR(2)        ($/SHARE)      DATE        5%($)        10%($)
-----------------------------------  -----------  -----------------  -----------  -----------  ----------  ------------
Richard F Selden, M.D., Ph.D.......      50,000              10%      $   31.75      1/22/08   $  998,370  $  2,530,066
Douglas A. Treco, Ph.D.............      40,000               8%          31.75      1/22/08      798,696     2,024,053
Christoph M. Adams, Ph.D...........       5,000               1%          31.75      1/22/08       99,837       253,007
Daniel E. Geffken..................      20,000               4%          31.75      1/22/08      399,348     1,012,026
Kurt C. Gunter, M.D................      20,000               4%          31.75      1/22/08      399,348     1,012,026

------------------------

(1) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the 10-year term. These values are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company's Common Stock, which will benefit all stockholders proportionately.

(2) Calculated based on an aggregate of 501,880 options granted under the Company's 1993 Long-Term Incentive Plan to employees during the fiscal year ended December 31, 1998.

    OPTION EXERCISES AND YEAR-END VALUES. The following table sets forth certain information concerning option exercises by Named Executive Officers during the fiscal year ended December 31, 1998 and exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 1998:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                            SHARES                  NUMBER OF SECURITIES
                                           ACQUIRED                      UNDERLYING           VALUE OF UNEXERCISED
                                              ON         VALUE       UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                           EXERCISE     REALIZED    AT FISCAL YEAR-END(#)   AT FISCAL YEAR-END($)(2)
NAME                                          (#)        ($)(1)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----------------------------------------  -----------  ----------  -----------------------  ------------------------
Richard F Selden, M.D., Ph.D............          --           --       92,857/85,714        $1,087,163/$2,174,326
Douglas A. Treco, Ph.D..................          --           --       48,571/17,143           217,422/434,870
Christoph M. Adams, Ph.D................       3,000   $  100,477       33,929/21,429           733,848/543,594
Daniel E. Geffken.......................          --           --       35,000/75,000           110,625/553,125
Kurt C. Gunter, M.D.....................       6,000      161,203       32,428/42,858          315,264/1,087,188

------------------------

(1) Value Realized represents the difference between the aggregate exercise price of the option and the aggregate fair market value of the underlying Common Stock on the date of exercise.

(2) Value of Unexercised In-the-Money Options represents the difference between the last reported sales price of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1998 ($25.375) and the exercise price of the option, multiplied by the number of shares subject to the option.

EMPLOYMENT AGREEMENTS

    The Company is a party to employment agreements with each of the Named Executive Officers. Each employment agreement contains provisions for establishing the annual base salary and bonus for each such executive officer. Pursuant to the terms of the employment agreements, the 1999 annual base salary for each of Drs. Selden, Treco and Adams, Mr. Geffken and Dr. Gunter has been established at $290,000, $231,000, $178,000, $200,000 and $173,000,
respectively. In addition, each of the Named Executive Officers is eligible to receive an annual bonus based upon the achievement of individual and Company goals. The employment agreements may be terminated by the executive or by the Company. Under the terms of each such employment agreement, if the Company terminates the executive's employment without cause (as defined therein), or, in some cases, if the executive terminates his employment for certain reasons, the Company is required to pay to such executive severance payments at the executive's base salary rate for 12 months (18 months in the case of Dr. Selden) (the "Severance Period"), to be reduced by an amount equal to the amount of any other compensation earned by such individual during such Severance Period. Certain of the employment agreements also provide for payments to be made to the executive in the event of cessation of employment as a result of a disability. Under each of the employment agreements, the executive shall be bound by certain non-compete obligations for two years after termination of employment (one year if the Company terminates such executive's employment other than for cause).

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers. The objectives of the Company's executive compensation program are to establish compensation levels designed to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company so as to enhance stockholder value. The Compensation Committee makes decisions each year regarding executive compensation, including annual base salaries, bonus awards, stock option grants and restricted stock awards. Stock option grants and restricted stock awards are key components of the executive compensation program and are intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company's executives with the performance of the Company's Common Stock. This report is submitted by the Compensation Committee and addresses the compensation policies for fiscal 1998 as they affected Dr. Selden, in his capacity as President and Chief Executive Officer of the Company, and the Named Executive Officers.

    COMPENSATION PHILOSOPHY

    The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to current plans and objectives. Stock options are included to help retain productive people and to more closely align their interests with those of stockholders.

    In executing its compensation policy, the Company seeks to relate compensation with the Company's financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to both the annual and long-term performance of the Company. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Compensation Committee applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

    EXECUTIVE COMPENSATION PROGRAM

    Annual compensation for the Company's executives consists of three principal elements: base salary, cash bonus and stock options and restricted stock awards.

    BASE SALARY AND CASH BONUS

    In setting the annual base salaries for the Company's executives, the Compensation Committee reviews the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including competitors of the Company, and adjusts such amounts to reflect individual performance. Many of these companies are biotechnology and pharmaceutical companies, some of which are engaged in the research, development, manufacture and sale of therapeutic proteins. The Company also regularly compares the salary levels of its executive officers with other leading companies through reviews of survey and proxy statement data.

    Increases in annual base salary are based on a review and evaluation of the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both inside and outside the Company.

    Cash bonuses are tied directly to the Company's achievement of its goals and objectives and the contribution of the executive to such achievements.

    EQUITY OWNERSHIP

    Executive officer compensation also includes long-term incentives afforded by options to purchase shares of Common Stock and restricted stock awards. The purposes of the Company's stock ownership program are (i) to highlight and reinforce the mutuality of long-term interests between employees and the stockholders and (ii) to assist in the attraction and retention of critically important key executives, managers and individual contributors who are essential to the Company's growth and development.

    The Company's stock programs include long vesting periods to optimize the retention value of these options and to orient the Company's executive officers to longer term success. Generally, stock options vest in equal annual installments over six years commencing on the first anniversary of the date of grant, and, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards.

    The number of shares of Common Stock subject to stock option grants is generally intended to reflect the significance of the executive's current and anticipated contributions to the Company. Since November 1996, the exercise price of options granted by the Company has been determined at the discretion of the Compensation Committee, although it has generally been set at 100% of the fair market value per share on the date of grant. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the price of the Company's Common Stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by the Compensation Committee.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee has set Dr. Selden's total annual compensation, including compensation derived from the Company's cash bonus and stock option programs, at a level it believes to be competitive with the chief executive officers of similarly capitalized biotechnology and pharmaceutical companies. Dr. Selden, in his capacity as President and Chief Executive Officer, is eligible to participate in the same executive compensation program available to the Company's other senior executives.

    During fiscal 1998, Dr. Selden's annual base salary was increased $35,000, from $240,000 to $275,000. For fiscal 1999, Dr. Selden's base salary has been set at $290,000. For fiscal 1998, Dr. Selden was also awarded a bonus of $100,000 and, in January 1999, was granted an option to purchase 25,000 shares of Common Stock at the then fair market value of $28.75 per share, which compensation was based, in part, upon advances in the Company's Gene Activated-TM- protein, Niche Protein-TM- products and Gene Therapy platforms, and progress in corporate collaborations.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure its stock option grants in a manner that complies prospectively with these performance-based requirements.

                                          COMPENSATION COMMITTEE
                                          William R. Miller
                                          Rodman W. Moorhead, III

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on its review of copies of reports filed by individuals required to make filings ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons that no Form 5 filing was required for such persons, the Company believes that, except as follows, during fiscal 1998 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act. Option grants in January 1998 to each of Drs. Richard F Selden, Douglas A. Treco, Christoph M. Adams, Kurt C. Gunter and Messrs. Daniel E. Geffken and William R. Miller, required to be reported on Form 4 (Statement of Changes in Beneficial Ownership) by February 10, 1998, were reported on June 6, 1998.

STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total stockholder return on the Company's Common Stock since October 17, 1996, the date of the Company's initial public offering, with the cumulative total return for the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index. This graph assumes the investment of $100 on October 17, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index and assumes dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            TRANSKARYOTIC THERAPIES,
                      INC.              NASDAQ COMPOSITE--U.S.   NASDAQ PHARMACEUTICAL
10/17/96                          $100                     $100                    $100
12/31/96                          $123                     $104                    $100
12/31/97                          $234                     $127                    $103
12/31/98                          $169                     $179                    $132

                                                                             10/17/96     12/31/96     12/31/97     12/31/98
                                                                            -----------  -----------  -----------  -----------
Transkaryotic Therapies, Inc..............................................   $     100    $     123    $     234    $     169
Nasdaq Composite--U.S.....................................................         100          104          127          179
Nasdaq Pharmaceutical.....................................................         100          100          103          132

         APPROVAL OF CONTINUANCE AND AMENDMENT OF AMENDED AND RESTATED
                         1993 LONG-TERM INCENTIVE PLAN

    The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. The Company is currently authorized to issue a total of 2,250,000 shares of Common Stock (subject to adjustment for certain changes in the Company's capitalization) under its 1993 Long-Term Incentive Plan (the "1993 Plan"). As of March 1, 1999, the number of shares available for future grant under the 1993 Plan was 653,000. Accordingly, on January 27, 1999 the Board adopted, subject to stockholder approval, an amendment to the 1993 Plan increasing the number of shares of Common Stock available for issuance under the 1993 Plan by 2,000,000 (from 2,250,000 to 4,250,000) shares (subject to adjustment for certain changes in the Company's capitalization). In addition, the Board adopted, subject to stockholder approval, certain technical amendments to and the restatement of the 1993 Plan so that the 1993 Plan complies with the requirements of Section 162(m) of the Code.

    In order for options and restricted stock awarded under the 1993 Plan, as amended, by the amendment described hereunder, to comply with Section 162(m) after the Annual Meeting, the continuance of the 1993 Plan must be approved by the stockholders.

    The following is a brief summary of the provisions of the 1993 Plan, as amended and restated. This summary is qualified in all respects by reference to the full text of the 1993 Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's web site (www.sec.gov). In addition, a copy of the 1993 Plan is available upon request to Corporate Communications at the Company.

    ADMINISTRATION.

    The 1993 Plan is administered by the Compensation Committee, which has complete authority to make awards thereunder. The Compensation Committee has the authority to, among other things, select the recipients of Awards (as defined below) and determine (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

    DESCRIPTION OF AWARDS.

    The 1993 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock, stock appreciation rights, long-term performance awards and stock grants (collectively, "Awards").

    INCENTIVE STOCK OPTIONS AND NON-STATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 1993 Plan permits the Compensation Committee to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

    RESTRICTED STOCK AWARDS. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

    OTHER STOCK-BASED AWARDS. Under the 1993 Plan, the Board has the right to grant other Awards having such terms and conditions as the Compensation Committee may determine, including the grant of long-term performance awards based on performance objectives payable in cash or stock, the issuance stock ("Stock Grants") and the grant of stock appreciation rights.

    GENERAL PROVISIONS APPLICABLE TO AWARDS.

    The 1993 Plan authorizes the Compensation Committee to provide for transferable Awards, provided, however, that options intended to qualify as incentive stock options may not be transferable otherwise than by will or by the laws of descent and distribution. In addition, if authorized by the Compensation Committee, participants may satisfy withholding tax requirements by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation.

    ELIGIBILITY TO RECEIVE AWARDS.

    All of the Company's employees, officers, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to participate in the 1993 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the 1993 Plan shall be 250,000 per calendar year.

    As of December 31, 1998, the Company had 178 employees. On April 12, 1999, the closing sale price of the Company's Common Stock on the Nasdaq National Market was $32.125.

    The granting of Awards under the 1993 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. The following table, however, sets forth the benefits received under the 1993 Plan during 1998 by (i) each Named Executive Officer, (ii) all current executive officers as a group (the "Executive Group") and (iii) all employees, including all current officers who are not executive officers, as a group (the "Employee Group (other than executive officers").

                               1998 PLAN BENEFITS
                              UNDER THE 1993 PLAN

NAME                                                                              VALUE ($)(1)    NUMBER OF SHARES(#)
-------------------------------------------------------------------------------  ---------------  --------------------
Richard F Selden, M.D., Ph.D. .................................................     $       0              50,000
Douglas A. Treco, Ph.D. .......................................................             0              40,000
Christoph M. Adams, Ph.D. .....................................................             0               5,000
Daniel E. Geffken..............................................................             0              20,000
Kurt C. Gunter, M.D............................................................             0              20,000
Executive Group................................................................             0             135,000
Employee Group (other than executive officers).................................             0             366,880

------------------------------

(1) Represents the difference between the fair market value of the underlying shares of Common Stock on the date of grant and the exercise price of the Award.

    ADJUSTMENTS.

    The Compensation Committee is required to make appropriate adjustments in connection with the 1993 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events.

    AMENDMENT OR TERMINATION.

    No Award may be made under the 1993 Plan after June 16, 2003, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend or terminate the 1993 Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1993 Plan and with respect to the sale of Common Stock acquired under the 1993 Plan.

    TAX CONSEQUENCES TO PARTICIPANT--INCENTIVE STOCK OPTIONS.

    In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

    If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

    TAX CONSEQUENCES TO PARTICIPANT--NONSTATUTORY STOCK OPTIONS.

    As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

    TAX CONSEQUENCES TO PARTICIPANT--RESTRICTED STOCK AWARDS.

    A participant will not recognize taxable income upon the grant of a Restricted Stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

    Upon the disposition of the Common Stock acquired pursuant to a Restricted Stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

    TAX CONSEQUENCES TO PARTICIPANT--OTHER STOCK-BASED AWARDS.

    The tax consequences associated with any other stock-based Award granted under the 1993 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, and the participant's holding period and tax basis for the Award or underlying Common Stock.

    TAX CONSEQUENCES TO THE COMPANY.

    The grant of an Award under the 1993 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1993 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1993 Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition, or a
Section 83(b) Election. Any such deduction will be subject to the limitations of
Section 162(m) of the Code.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                  AMENDMENT AND RESTATEMENT OF THE 1993 PLAN.

                               OTHER INFORMATION

ACCOUNTING MATTERS

    The Board of Directors has selected the independent accounting firm of Ernst & Young LLP to audit the accounts of the Company for the year ended December 31, 1999.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

OTHER MATTERS

    Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Cambridge, Massachusetts not later than December 27, 1999 for inclusion in the proxy statement for that meeting.

    If a stockholder of the Company wishes to present a proposal before the 2000 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to Corporate Communications at the Company at its principal office in Cambridge, Massachusetts. The Company must receive such notice no later than March 9, 2000. If a stockholder fails to provide timely notice of a proposal to be presented at the 2000 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          Daniel E. Geffken, SECRETARY

April 22, 1999

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                                     PROXY

                           TRANSKARYOTIC THERAPIES, INC.

                           ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON JUNE 10, 1999

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY


    The undersigned, revoking all prior proxies, hereby appoints Richard F Selden and James E. Thomas, and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of Transkaryotic Therapies, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 10, 1999, at 10:00 a.m., Eastern Standard Time, at The Harvard Club, 374 Commonwealth Avenue, Boston, Massachusetts and at any adjournment thereof, with respect to the matters set forth on the reverse side thereof.

 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.

SEE REVERSE                                                          SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE

     PLEASE MARK
/X/  VOTES AS IN
     THIS EXAMPLE.

   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES
   1. To elect the following five Directors for the             2. To approve (i) the continuance of the
      ensuing year. Nominees: William R. Miller,                   Company's 1993 Long-Term Incentive       FOR   AGAINST  ABSTAIN
      Rodman W. Moorhead, III, Richard F Selden,                   Plan, as amended (the "1993 Plan"),
      James E. Thomas and Peter Wirth                              and (ii) the amendment and restatement   / /     / /      / /
                                                                   of the 1993 Plan increasing the number
                 FOR        WITHHOLD                               of shares of Common Stock authorized
                                               MARK HERE           for issuance under such plan by
                 / /          / /           IF YOU PLAN TO  / /    2,000,000 shares from 2,250,000 to
                                              ATTEND THE           4,250,000 shares and making certain
                                                MEETING            other technical amendments to the
                                                                   1993 Plan.
                                                MARK HERE
                                              FOR ADDRESS  / /
                                               CHANGE AND
    / / ______________________________________ NOTE BELOW
        For all nominees except as noted above                  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
                                                                OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
                                                                ADJOURNMENT THEREOF.

                                                                Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign.
                                                                When signing as an executor, administrator, trustee, guardian, or attorney, please give full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature: _______________________________ Date: _____________  Signature: _______________________________ Date: _____________